EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Von Hoffmann Continues Capital Expansion By

Significant Strategic Web Press Additions

The addition of two, four-color 11” web presses will set a new industry benchmark for productivity, quality, and technological leadership

Client Contact:	Media Contact:
John R. DePaul	Michael H. Ford
Executive Vice President	Vice President of Marketing
Von Hoffmann Corporation	Von Hoffmann Corporation
856.665.5200	314.835.3373

St Louis, Missouri, May 20, 2005 ~ Von Hoffmann Corporation, a subsidiary of Visant Corporation, and a leading North American educational and commercial printer, today announced a major strategic investment in its printing platform.  Von Hoffmann will be adding tandem, four-color 11” web presses to its Jefferson City, Missouri manufacturing plant.  The Jefferson City manufacturing facility is currently one of the largest book printing facilities in the United States, with the largest installation of closed-loop color control systems in the United States.

The new presses will have fundamental technological advantages enabling them to provide superior quality, productivity, and page layout flexibility.  With a wider eight-page-across cylinder format, they will eclipse the installed base of 11” press platforms currently employed in the marketplace.  The presses will also include advanced automation, including web center control, automated workflow, and closed loop color control.

“The capital investment involved in this press expansion of over $15 million brings our total investment in equipment and plant expansion to $115 million in the last five years, excluding the equipment obtained in Von Hoffmann’s acquisitions,” remarked John R. DePaul, Executive Vice President of Von Hoffmann Corporation. “These investments allow us to firmly establish our leadership position in print services, and enable us to become the sole, full service provider in the markets that we serve, offering editorial, design, and composition, seamless printing of covers, text and components, and distribution services.  These investments strategically position Von Hoffmann as the supplier best equipped to support the current and future needs of our customers,” said DePaul.

“Von Hoffmann has always led the way in investing in solutions for our customers,” commented Mark Swisher, Senior Vice President of Manufacturing for Von Hoffmann Corporation.  “These new web presses are the most productive assets on the market for the products we produce. These press additions provide our clients with exacting color quality, and the paging format flexibility needed to address the market trend to increased product versioning. “

“Von Hoffmann is poised for exciting growth, and this investment demonstrates our commitment to offer innovative solutions to our markets and valued customers,” said Rich Dunn, Senior Vice President of Operations for the Jefferson City Facility.  “The installation of these two, four-color 11” web presses, which are expected to be delivered in August and operational by this October, will increase our capacity by the equivalent of four of our existing presses, and further differentiate our already unmatched manufacturing platform.”

About Von Hoffmann

Von Hoffmann Corporation, a part of the Visant Corporation Print Group, is a leading manufacturer of four-color case-bound and soft-cover educational textbooks, standardized test materials and related components for major educational publishers in the United States. Von Hoffmann’s Lehigh Lithographers subsidiary is a leading manufacturer of textbook covers. The company also provides commercial printing services to non-educational customers, including business-to-business catalogers.  The Von Hoffmann organization provides a full range of printing and design services from early design to final distribution. Von Hoffmann is headquartered in St. Louis, Missouri. For more information, please visit www.vonhoffmann.com.

About Visant Corporation

Visant Corporation is a leading North American specialty printing, marketing and school-related affinity products and services enterprise that was formed in October 2004 through the consolidation of Jostens, Inc., Von Hoffmann and AHC I Acquisition Corp. (Arcade). Visant Corporation is headquartered in Armonk, New York and led by printing industry veteran Marc L. Reisch. Visant’s Print Group includes the operations of Von Hoffmann, Lehigh Lithographers, Arcade and Lehigh Direct.  Arcade is a leading global marketer and manufacturer of multi-sensory and interactive advertising sampling systems for the fragrance, cosmetics and personal care markets as well as other consumer product markets, including household products and the food and beverage industries. Lehigh Direct provides a range of innovative printing products and services to the direct marketing sector. For more information, please visit www.visant.net.

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The words “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “continue”, “believe”, or the negative thereof or other similar expressions are intended to identify forward-looking statements and information.